UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  August 18, 2010

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On August 19, 2010, General Moly, Inc. (the “Company”) announced that Eureka Moly LLC, the Company’s 80% owned subsidiary (“Eureka Moly”), entered into an agreement (the “Agreement”) with the Eureka Producers’ Cooperative (the “EPC”) whereby Eureka Moly will fund a Sustainability Trust (the “Trust”) in Diamond Valley, Nevada, in exchange for the cooperation of the EPC with respect to Eureka Moly’s water rights and permitting of the Mt. Hope project.  A copy of the press release was furnished with a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2010.

This Current Report on Form 8-K/A is being filed to include the Agreement as an exhibit.  The description of the Agreement contained in the Company’s Current Report on Form 8-K filed on August 20, 2010, is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated August 18, 2010, by and between Eureka Moly, LLC and the Eureka Producers’ Cooperative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: August 26, 2010	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer